Exhibit 21.1

SUBSIDIARIES OF OCEAN RIG UDW INC.

Name of Subsidiary	Jurisdiction of Incorporation

Drillship Hydra Owners Inc.	Marshall Islands

Drillship Paros Owners Inc.	Marshall Islands

Drillship Kithira Owners Inc.	Marshall Islands

Drillship Skopelos Owners Inc.	Marshall Islands

Ocean Rig AS	Norway

Ocean Rig UK Ltd.	United Kingdom

Ocean Rig Ltd.	United Kingdom

Ocean Rig Ghana Ltd.	Ghana

Ocean Rig Canada Inc.	Canada

Ocean Rig North Sea AS	Norway

Ocean Rig 1 Inc.	Marshall Islands

Ocean Rig 2 Inc.	Marshall Islands

Ocean Rig 1 Shareholders Inc.	Marshall Islands

Ocean Rig 2 Shareholders Inc.	Marshall Islands

Drill Rigs Holdings Inc.	Marshall Islands

Drillships Investment Inc.	Marshall Islands

Drillships Holdings Inc.	Marshall Islands

Kithira Shareholders Inc.	Marshall Islands

Skopelos Shareholders Inc.	Marshall Islands

Drillship Hydra Shareholders Inc.	Marshall Islands

Drillship Paros Shareholders Inc.	Marshall Islands

Ocean Rig Operations Inc.	Marshall Islands

Primelead Limited	Cyprus

Ocean Rig Black Sea Operations B.V.	The Netherlands

Ocean Rig Drilling Operations Cooperatief U.A.	The Netherlands

Ocean Rig Black Sea Cooperatief U.A	The Netherlands

Ocean Rig Deep Water Drilling Ltd.	Nigeria

Ocean Rig Drilling Operations B.V.	The Netherlands

Algarve Finance Ltd.	Marshall Islands

Alley Finance Ltd.	Marshall Islands

Drillship Skiathos Shareholders Inc.	Marshall Islands

Drillship Skyros Shareholders Inc.	Marshall Islands

Drillship Kythnos Shareholders Inc.	Marshall Islands

Drillship Skiathos Owners Inc.	Marshall Islands

Drillship Skyros Owners Inc.	Marshall Islands

Drillship Kythnos Owners Inc.	Marshall Islands

Ocean Rig 1 Greenland Operations Inc.	Marshall Islands

Ocean Rig Corcovado Greenland Operations Inc.	Marshall Islands

Ocean Rig Olympia Ghana Operations Limited	Ghana

Ocean Rig Poseidon Operations Inc. (formerly Tanzania Operations Inc.)	Marshall Islands

Ocean Rig Do Brasil Serviços De Petroleo Ltda.	Brazil

Name of Subsidiary	Jurisdiction of Incorporation

Ocean Rig Falkland Operations Inc.	Marshall Islands

Drill Rigs Operations Inc.	Marshall Islands

Ocean Rig Olympia Brasil Operations Cooperatief UA	The Netherlands

Ocean Rig Olympia Brasil Operations B.V.	The Netherlands

Drillships Holdings Operations Inc.	Marshall Islands

Drillships Investment Operations Inc.	Marshall Islands

Ocean Rig Rio de Janeiro Serviços de Petroleo Ltda.	Brazil

Ocean Rig Drilling Do Brasil Serviços de Petroleo Ltda.	Brazil

Ocean Rig Offshore Management Ltd.	Jersey

Ocean Rig Brasil Cooperatief UA	The Netherlands

Ocean Rig Brasil B.V.	The Netherlands

Ocean Rig Angola Operations Inc.	Marshall Islands

Ocean Rig EG Operations Inc.	Marshall Islands

Ocean Rig Norway Operations Inc.	Marshall Islands